 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 23, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-53633 (Commission File Number)	04-3651093 (IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA (Address of principal executive offices)	95119 (Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119
(Mailing Address)

(408) 733-8400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

On March 23, 2010, OCZ Technology Group, Inc., a Delaware corporation (“OCZ”), consummated a private placement of 5,151,662 shares of its common stock at $3.00 per share under the terms and conditions of a Securities Purchase Agreement, dated March 23, 2010, between OCZ and each of several institutional and accredited individual investors listed therein (the “Purchase Agreement”).  OCZ received gross proceeds of approximately $15.45 million.  The investors also received warrants to purchase up to an aggregate of 2,575,831 shares of common stock at an exercise price of $5.25 per share (the “Purchase Warrants”).  The warrants were exercisable upon issuance, will expire on March 23, 2015 and may be exercised by the holders on a cashless basis.  Among other terms, the warrants provide for certain anti-dilution provisions and, in the event of a change-in-control, the holders may elect to receive a cash payment equal to the value of the warrants at such time based on a Black-Scholes option pricing model.

OCZ sold the shares and issued the warrants without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state securities laws.  OCZ has agreed, under a Registration Rights Agreement between OCZ and each of the investors (the “Registration Agreement”), to file a registration statement with the Securities and Exchange Commission covering the shares of common stock sold to the investors and the shares of common stock underlying the Purchase Warrants on or prior to May 21, 2010.

In connection with the offering, OCZ paid a placement agent commission of $1.08 million in cash and 4,000 shares of common stock.  In addition, OCZ issued a warrant (the “Placement Agent Warrant”) under which the placement agent has both the right to purchase up to 154,440 shares of common stock at an exercise price of $3.00 per share, and at the time of such exercise, receive a subsequent warrant to purchase proportionate number of shares of an aggregate of 77,275 shares of common stock at an exercise price of $5.25 per share.  Although the former warrant is exercisable upon issuance, the latter warrant is not to be issued, and therefore may not be exercised, unless and until the former warrant has been exercised.  The Placement Agent Warrant and any subsequent warrant (if and when issued) are exercisable until March 23, 2015 and may be exercised on a cashless basis.

The foregoing description of the Purchase Agreement, the Purchase Warrants, the Registration Agreement and the Placement Agent Warrant are qualified in their entirety by the full text of such documents which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this report and incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On March 24, 2010, OCZ issued a press release disclosing the private placement of its shares, a copy of which is attached hereto as Exhibit 99.1, and is furnished but not filed with this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K about the private placement, including within the exhibits, does not constitute an offer to sell or solicitation of offers to buy the shares or any other securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date:  March 26, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Form of Securities Purchase Agreement

4.2	Form of Registration Rights Agreement

4.3	Form of Warrant for Investors

4.4	Form of Warrant for Placement Agent

99.1	Press Release of OCZ Technology Group, Inc. dated March 24, 2010